UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.   )

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PetIQ, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PetIQ, Inc.

923 S. Bridgeway Place

Eagle, Idaho 83616

April [ ], 2018

Dear Stockholder:

On behalf of the Board of Directors of PetIQ, Inc. (the “Company”), you are cordially invited to attend our 2018 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Company’s corporate headquarters at 923 S. Bridgeway Place, Eagle, Idaho on Thursday, May 31, 2018 at 9:00 a.m. Mountain Daylight Time.

We have included with this letter a Proxy Statement that provides you with detailed information about the Annual Meeting. We encourage you to read the entire Proxy Statement carefully. You may also obtain more information about the Company from documents we have filed with the Securities and Exchange Commission.

We are delivering our Proxy Statement and Annual Report pursuant to the Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders over the Internet. We believe that this delivery method expedites stockholders’ receipt of proxy materials and lowers the cost and environmental impact of our Annual Meeting. On or about April [  ], 2018, we will mail to our stockholders a notice containing instructions on how to access our proxy materials. In addition, the notice includes instructions on how you can receive a paper copy of our proxy materials.

At the Annual Meeting, you are being asked to (i) elect three (3) Class I directors, (ii) amend the Company’s  Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Class B  Common Stock,  (iii) ratify the retention of KPMG LLP as the Company’s independent registered public accounting firm and (iv) transact such other business as may properly be brought before the Annual Meeting.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting and we encourage you to vote promptly. After reading the Proxy Statement, please promptly vote and submit your proxy by using the methods described in the Proxy Statement.

Your shares cannot be voted unless you submit your proxy, vote by telephone, mail or via the Internet, or attend the Annual Meeting in person.

The Board and management look forward to seeing you at the Annual Meeting.

Sincerely,

McCord Christensen
Chief Executive Officer and Chairman

This Proxy Statement is dated April [   ], 2018 and is first being made available to stockholders on April [   ], 2018.

PetIQ, Inc.

923 S. Bridgeway Place

Eagle, Idaho 83616

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 31, 2018

To the Stockholders of PetIQ, Inc.:

The Annual Meeting of Stockholders (the “Annual Meeting”) for PetIQ, Inc. (“PetIQ,” “we,” “us,” or the “Company”) will be held at the Company’s headquarters at 923 S. Bridgeway Place, Eagle, Idaho 83616 on Thursday, May 31, 2018 at 9:00 a.m. Mountain Daylight Time. The purposes of the meeting are:

1.	To elect three Class I directors, to serve until the third annual meeting next succeeding their election and until their successor is elected and qualified (Proposal One);
2.	To amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized Class B Common Stock from 8,401,521 to 100,000,000 (Proposal Two);
3.	To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 (Proposal Three); and
4.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our board of directors has fixed the close of business on April 4, 2018 as the record date for determining holders of our Class A Common Stock and Class B Common Stock entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. A complete list of such stockholders will be available for examination at our offices in Eagle, Idaho during normal business hours for a period of ten days prior to the Annual Meeting.

It is important that your shares are represented at this Annual Meeting. Even if you plan to attend the Annual Meeting, we hope that you will promptly vote and submit your proxy by telephone, mail or via the Internet, as described in the Proxy Statement. This will not limit your rights to attend or vote at the Annual Meeting.

By Order of the Board of Directors

John Newland
Chief Financial Officer and Secretary

Eagle, Idaho

Date: April [   ], 2018

We are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. By doing so, we save costs and reduce the environmental impact of our Annual Meeting. We will mail a Notice of Internet Availability of Proxy Materials to certain of our stockholders. This Notice contains instructions about how to access our proxy materials and vote online or vote by telephone. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials via e-mail unless you elect otherwise.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on May 31, 2018. We are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. By doing so, we save costs and reduce the environmental impact of our Annual Meeting. We will mail a Notice of Internet Availability of Proxy Materials to certain of our stockholders. This Notice contains instructions about how to access our proxy materials and vote online or vote by telephone. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials via e-mail unless you elect otherwise.

PetIQ, Inc.

923 S. Bridgeway Place

Eagle, Idaho 83616

PROXY STATEMENT
INFORMATION ON VOTING

Our Board of Directors (the “Board”) solicits your proxy for the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) and at any postponement or adjournment of the meeting for the matters set forth in the notice accompanying this Proxy Statement (the “Notice”). The Annual Meeting will be held at 9:00 a.m. Mountain Daylight Time on Thursday, May 31, 2018 at 923 S. Bridgeway Place, Eagle, Idaho 83616. We made this Proxy Statement available to stockholders on or about April [  ], 2018.

This Proxy Statement contains three proposals requiring stockholder action. Proposal One requests the election of three Class I directors to the Board. Proposal Two requests amending the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the number of authorized shares of Class B  Common Stock from 8,401,521 to 100,000,000. Proposal Three requests the ratification of the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

Record Date                  If you were a stockholder of record on April 4, 2018, you are entitled to vote at the Annual Meeting. As of that date, there were [             ] shares of the Company’s  Common Stock outstanding, comprised of [    ] shares of Class A  Common Stock (the “Class A  Common Stock”) and [    ] shares of Class B  Common Stock (the “Class B  Common Stock” and, together with the Class A  Common Stock, the “Common Stock”). Our Class A  Common Stock and Class B  Common Stock vote together on each of the matters set forth in this Proxy Statement, except that approval of the Share Amendment (Proposal Two) as described herein requires the vote of the majority of the outstanding shares of Class B Common Stock. You are entitled to one (1) vote for each share of Common Stock you own, on each matter to be voted upon at the Annual Meeting.

Quorum                        A majority of shares of Common Stock outstanding on the record date must be present in person or by proxy.  To act on the proposal to approve the Share Amendment, as defined below (Proposal Two), a majority of shares of the Company’s  Class B Common Stock outstanding on the record date are also required to be present in person or by proxy.

Inspector of Election   A representative from Computershare Trust Company, N.A. (“Computershare”) will serve as the inspector of election.

How Proxies Work     Only votes cast in person at the Annual Meeting or received by proxy prior to the Annual Meeting will be counted at the Annual Meeting. The Board asks you to appoint McCord Christensen and John Newland as your proxy holders to vote your shares at the Annual Meeting. Giving us your proxy means you authorize us to vote your shares at the Annual Meeting in the manner you direct. If your shares are held in your name, you can vote by proxy in three (3) convenient ways:

•	By Internet: Go to www.proxyvote.com and follow the instructions.

•	By Telephone: Call toll-free 1-800-690-6903 and follow the instructions.
•	By Mail: If you requested a printed copy of the Proxy Statement, complete, sign, date, and return your proxy card in the envelope provided.

Telephone and Internet voting facilities for stockholders of record will be available twenty-four (24) hours a day and will close at 12:00 a.m. Mountain Daylight Time on May 31, 2018.

If your proxy is properly returned, the shares it represents will be voted at the Annual Meeting in accordance with your instructions. If you execute and return your proxy but do not give specific instructions, your shares will be voted as follows:

•	FOR the election of each of the three Class I nominees for director set forth herein (Proposal One);
•	FOR amendment of the Company’s Certificate of Incorporation to increase the number of authorized shares of Class B Common Stock from 8,401,521 to 100,000,000 (Proposal Two); and
•	FOR the ratification of the selection of KPMG as our independent registered public accounting firm for 2018 (Proposal Three).

The Board does not intend to bring any matters before the Annual Meeting except those indicated in the Notice. If any other matters properly come before the Annual Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Annual Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

Internet Availability    As permitted by the Securities and Exchange Commission (“SEC”) rules, PetIQ is making this Proxy Statement and its Annual Report on Form 10‑K (“Annual Report”) available to its stockholders electronically via the Internet. On or about April [  ], 2018, we will mail our stockholders a Notice, which contains instructions on how to vote, access this Proxy Statement and our Annual Report online, and how to request paper copies of the materials. If you receive a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and Annual Report. The Notice also instructs you on how you may submit your proxy over the Internet. If you receive a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained in the Notice.

Multiple Notices          You may receive more than one Notice, more than one e-mail or multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice, a separate e-mail or a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one Notice, more than one e-mail or more than one proxy card. To vote all of your shares by proxy, you must complete, sign, date and return each proxy card and voting instruction card that you receive and vote over the Internet the shares represented by each Notice that you receive (unless you have requested and received a proxy card or voting instruction card for the shares represented by one or more of those Notices).

How Shares Are Held  Shareholders of record have their shares registered directly in their name with PetIQ’s transfer agent, Computershare.  Beneficial holders (or shares held in street name) have their shares held in an account at a brokerage firm, bank, broker-dealer or other similar organization.

Voting at the

Annual Meeting           We encourage stockholders to vote in advance of the Annual Meeting, even if they plan to attend. Stockholders can vote in person during the Annual Meeting. Stockholders of record who attend the Annual Meeting in person may obtain a ballot from the inspector of election. Beneficial holders who attend the Annual Meeting in person must obtain a proxy from their broker, bank, broker-dealer or other nominee prior to the date of the Annual Meeting and present it to the inspector of election with their ballot. Voting in person during the meeting will replace any previous votes.

Admission to the

Annual Meeting           Attendance at the Annual Meeting or any adjournment or postponement thereof will be limited to record and beneficial stockholders as of the record date (April 4, 2018), individuals holding a valid proxy from a record holder and other persons authorized by the Company. If you are a stockholder of record, your name will be verified against the list of stockholders of record prior to your admittance to the Annual Meeting or any adjournment or postponement thereof. You should be prepared to present photo identification for admission. If you hold your shares in a street name, you will need to provide proof of beneficial ownership on the record date, such as a brokerage account statement showing that you owned stock as of the record date, a copy of a voting instruction form provided by your broker, bank, broker-dealer or other nominee, or other similar evidence of ownership as of the record date, as well as your photo identification, for admission. If you do not provide photo identification or comply with the other procedures described above, you will not be admitted to the Annual Meeting or any adjournment or postponement thereof. For security reasons, you and your bags may be subject to search prior to your admittance to the Annual Meeting.

Routine and

Non-Routine Matters   Proposal One, the election of three Class I directors, and Proposal Two, the amendment of the Certificate of Incorporation to increase the authorized shares of Class B Common Stock, are considered non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore broker non-votes may exist in connection with Proposal One and Proposal Two. Proposal Three, the ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2018, is considered a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal Three.

Voting Instructions     All shares represented by valid proxies received prior to the Annual Meeting will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions. If you are a stockholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board or you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered votes cast on that proposal. Thus, other than being counted for the purpose of determining a quorum, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting or any postponement or adjournment of the Annual Meeting.

Votes Required;

Effect of Broker

Non-Votes and

Abstentions                   Each holder of shares of our Common Stock outstanding on the record date is entitled to one vote for each share of Common Stock held as of the record date.

With respect to Proposal One, directors are elected by a plurality of the voting power of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Therefore, the three director nominees receiving the highest number of affirmative votes of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to be voted for them will be elected as directors to serve until the 2021 annual meeting of stockholders. Stockholders may not cumulate votes for Proposal One. Votes to withhold and broker non-votes will have no effect on the outcome of the vote for Proposal One.

Proposal Two, amending the Certificate of Incorporation to increase the number of authorized shares of Class B Common Stock from 8,401,521 to 100,000,000, requires the affirmative vote of (i) the holders of at least a majority of the outstanding shares of Common Stock (voting together as a single class), whether or not present or represented by proxy at the Annual Meeting and (ii) the holders of at least a majority of the outstanding shares of Class B Common Stock, whether or not present or represented by proxy at the Annual Meeting. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the proposal.

Proposal Three, the ratification of KPMG as our independent registered public accounting firm for the year ending December 31, 2018, requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions are treated as shares present and entitled to vote for purposes of such proposal and, therefore, will count for purposes of determining a quorum but will have the same effect as a vote “AGAINST” the proposal. Proposal Three is a routine matter and no broker non-votes are expected to exist in connection with Proposal Three.

Changing your Vote    Stockholders of record may revoke their proxy at any time prior to the Annual Meeting by submitting a later-dated vote in person at the Annual Meeting, via the Internet, by telephone, by mail, or by delivering instructions to our Corporate Secretary before the Annual Meeting. If you hold shares through a broker, bank or other nominee, you may revoke any prior voting instructions by contacting that firm.

Voting Results               We will announce the results of the Annual Meeting in a filing with the SEC on Form 8‑K, which we are required to file with the SEC within four business days following the Annual Meeting.

Cost of Solicitation        We will bear the cost of soliciting proxies, including preparing, printing and mailing this Proxy Statement. Proxies may be solicited personally, by mail, via the Internet or by telephone by certain of our directors, officers, employees or representatives. Our directors and employees will not be paid any additional compensation for soliciting proxies. We will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding our proxy solicitation materials.

Householding                 Under the rules adopted by the SEC, we may deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the Notice, Proxy Statement or Annual Report, contact Broadridge Financial Solutions, Inc. by calling 800-540-7095 or writing in at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department.

In addition, if you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or you may notify us if you hold registered shares. Registered stockholders may notify us by contacting Broadridge Financial Solutions, Inc. at the above telephone number or address or sending a written request to PetIQ, Inc., 923 S. Bridgeway Place, Eagle, Idaho 83616, Attention: Investor Relationss.

We are an Emerging

Growth Company         We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as we are an emerging growth company, we will not be required to provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, or obtain stockholder approval of any golden parachute payments not previously approved. In addition, because we are an emerging growth company, we are not required to include a Compensation Discussion and Analysis section in this Proxy Statement and have elected to comply with the scaled-down executive compensation disclosure requirements applicable to emerging growth companies.

We could be an emerging growth company for up to five years from the date of our initial public offering, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b‑2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur at the end of the fiscal year during which the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period. Under Section 107(b) of the JOBS Act, emerging growth companies may delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we are subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

IMPORTANT

Please promptly vote and submit your proxy by signing, dating and returning the proxy card by mail, or vote by telephone or via the Internet so that your shares can be voted. This will not limit your rights to attend or vote at the Annual Meeting.

PROPOSAL ONE: ELECTION OF THREE CLASS I DIRECTORS

Our Board is currently comprised of eight directors. In accordance with our Certificate of Incorporation and our amended and restated bylaws (the “Bylaws”), our Board is divided into three classes, the members of each of which serve for staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. We believe this classified board structure is appropriate for the Company. Obtaining a three-year commitment from our directors assists us in retaining highly qualified directors who have experience and familiarity with our business and the market in which we operate. The Board believes that such long-term institutional knowledge benefits the Company and enables the Board to better consider and provide long-term strategic planning.

Our directors are divided among the three classes as follows:

•	the Class I directors are James N. Clarke, Ronald Kennedy and Will Santana, and their terms will expire at the Annual Meeting;
•	the Class II directors are Mark First and Larry Bird, and their terms will expire at our annual meeting of stockholders to be held in 2019; and
•	the Class III directors are McCord Christensen, Gary Michael and Susan Sholtis, and their terms will expire at our annual meeting of stockholders to be held in 2020.

The Nominating and Corporate Governance Committee has recommended and the Board has nominated James N. Clarke, Ronald Kennedy and Will Santana as Class I directors.  Mr. Santana serves as Executive Vice President of PetIQ, LLC and, therefore, does not qualify as an independent director, as defined in the applicable rules for companies traded on The NASDAQ Global Market (“NASDAQ”).  Messrs. Clarke and Kennedy qualify as independent directors, as defined in the applicable rules of companies traded on the NASDAQ. The shares represented by your proxy will be voted or not voted as directed and, if no direction is given, will be voted FOR the election of each of the director nominees.

The names of the nominees, certain biographical information about the nominees, and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee to recommend the nominees, are set forth below. Each of Messrs. Clarke, Kennedy and Santana have agreed to be nominated and to serve as a director if elected. There are no family relationships among the nominees and any of our directors or executive officers.

Class I Director Nominees

James N. Clarke has served as a director since our initial public offering in July 2017 (our “IPO”). Prior to our IPO, Mr. Clarke served as a member of PetIQ Holdings, LLC’s board of managers from 2012 until July 2017, serving as the board of managers’ chairman from 2012 until 2015.  From 2011 until the formation of PetIQ Holdings, LLC in 2012, Mr. Clarke served as the chairman of PetIQ, LLC. Mr. Clarke is Chief Executive Officer and Managing Partner of Clarke Capital Partners, a growth equity and alternatives-focused family office, where he has served since 2011. Mr. Clarke is a director of several privately owned companies and non-profit organizations. Mr. Clarke is a Governor-appointed Trustee and Foundation Chair at Utah Valley University and also serves as the Chairman of the board of managers of Curza Global, LLC, a small-molecule drug development company focused on infectious diseases and oncology. Mr. Clarke is an alumnus of Brigham Young University and holds a Master of Management from the University of Oxford. We believe Mr. Clarke’s qualifications to serve as a director of our Company include his business experience, particularly as it relates to corporate strategy and investment matters, as well as his familiarity with PetIQ’s business and the industry in which we operate.

Ronald Kennedy has served as a director since our IPO. Prior to our IPO, Mr. Kennedy served as a member of PetIQ Holdings, LLC’s board of managers from May 2012 until July 2017. From 2010 until the formation of PetIQ Holdings, LLC in 2012, Mr. Kennedy served as a director of PetIQ, LLC. Mr. Kennedy is the owner of the investment firm Kennedy Ventures and a founder of Western Benefit Solutions, an employee benefits consulting firm, which he sold in 2010. He was a board member of Ameriben, Inc., a human resource consulting and benefits administration service company until 2014.  Mr. Kennedy holds a Bachelor of Science in Business Administration from Brigham Young University and a Master of Business Administration from Arizona State University. We believe Mr. Kennedy’s qualifications to serve as a director of our Company include his experience in corporate strategy, investment matters and corporate leadership.

Will Santana has served as a director since our acquisition of Community Veterinary Clinics, LLC, doing business as VIP Petcare (“VIP”) in January 2018 (the “VIP Acquisition” and the agreement pursuant to which the VIP Acquisition was completed, the “Purchase Agreement”).  Mr. Santana was appointed to the Board pursuant to the terms of the Purchase Agreement and currently serves as the Company’s Executive Vice President, with the principal responsibility of overseeing VIP. Prior to joining the Company, Mr. Santana served as the Chief Executive Officer of VIP since founding the company in 1997. We believe Mr. Santana’s qualifications to serve as a director of our Company include his experience in business, particularly his extensive leadership experience at VIP.

Vote Required

The three nominees receiving the most affirmative votes of the shares present in person or represented by proxy and entitled to vote will be elected as directors to serve until the third annual meeting following election or until his successor, if any, is duly elected and qualified, or until his earlier death, resignation or removal. Unless you otherwise instruct, proxies will be voted FOR election of each nominee who is listed above as director nominee. The Company has no reason to believe that any nominee will be unable to serve, but in the event that a nominee is unwilling or unable to serve as a director and the Board does not, in that event, choose to reduce the size of the Board, the persons voting your proxy may vote for the election of another person in accordance with their judgment.

Recommendation of the Board

The Board recommends that stockholders vote “FOR” the election of all director nominees.

DIRECTORS AND MANAGEMENT

The following table sets forth the names and ages of PetIQ’s directors and executive officers. In addition, set forth below is certain biographical information for the persons listed in the table other than Messers. Clarke, Kennedy and Santana, whose biographical information is set forth under “PROPOSAL ONE: ELECTION OF THREE CLASS I DIRECTORS.”

Name	Position	Age as of the Annual Meeting	Director Since
McCord Christensen (3)	Chief Executive Officer and Chairman	46	2017
John Newland	Chief Financial Officer and Secretary	54	—
Gary Michael (3)	Director	77	2017
Mark First (2)	Lead Independent Director	53	2017
James Clarke (1)	Director	45	2017
Ronald Kennedy (1)	Director	71	2017
Susan Sholtis (3)	Director	51	2018
Larry Bird (2)	Director	63	2018
Will Santana (1)	Director	45	2018

(1)	Class I director who is nominated for re-election at the Annual Meeting.
(2)	Class II director whose term expires at the 2019 annual meeting of stockholders.
(3)	Class III director whose term expires at the 2020 annual meeting of stockholders.

McCord Christensen co-founded PetIQ in 2010 and has served as our Chief Executive Officer since our inception and as Chairman of our Board since our IPO. In addition to his leadership responsibilities as Chairman and CEO, Mr. Christensen’s expertise in retail and consumer products has enabled PetIQ to deliver targeted and well-executed commercial programs and products across the retail industry. Prior to founding PetIQ, Mr. Christensen gained extensive retail and management experience working at Albertson’s and as an executive in consumer product companies selling to leading U.S. retailers. Mr. Christensen filed for personal bankruptcy in 2010 as the result of personal guarantees of real estate investments made prior to the 2008 recession and civil claims of $6.7 million made against him by the bankruptcy trustee for companies affiliated with Thomas Petters. Mr. Christensen worked for and invested in these companies before becoming aware of the fraudulent activities that resulted in Mr. Petters’ conviction. Mr. Christensen was discharged of all such claims in 2011. Mr. Christensen holds a Bachelor of Science in Finance from Boise State University. We believe Mr. Christensen’s qualifications to serve as a director of our Company include his role of Chief Executive Officer of the Company, his experience in the consumer and retail industries, his expertise in corporate strategy and development and his demonstrated business acumen.

John Newland has served as our Chief Financial Officer since 2014 and as our Corporate Secretary since 2015. Since joining PetIQ, Mr. Newland facilitated the move from a regional auditor to KPMG, implemented enhanced control systems and standards across the company and upgraded our finance and operations organizations. Prior to joining PetIQ, Mr. Newland gained extensive retail and consumer products experience working for Albertson’s, Inc. and SuperValu, Inc. in a range of finance roles. Mr. Newland is a retired fighter pilot and Commander in the Idaho Air National Guard, where he served from 1985 to 2013. Mr. Newland holds a Bachelor of Science degree in corporate finance from the University of Idaho and is a graduate of the United States Air Force Air War College.

Gary Michael served as the Chairman of the Board and Chief Executive Officer of Albertson’s Inc. from 1991 to 2001. Mr. Michael served as the Chairman of The Federal Reserve Bank of San Francisco from 1997 to 2000 and as a Director from 1994 to 2000. Mr. Michael currently serves on the boards of Bodega Latina Corp., Northwest Bank, Western Capital Corp. and the JA and Kathryn Albertson Family Foundation. In addition, Mr. Michael currently serves as the Commissioner of the Idaho Lottery and the Idaho State Treasurer’s Investment Review Committee. Previously, Mr. Michael was on the boards of The Clorox Company, Questar, Inc., Boise Cascade Corp., Office Max, Inc., Caesars Entertainment, Graham Packaging, Inc., Idaho Power Company and Idacorp. He was also the President of the University of Idaho from 2003 to 2004. Mr. Michael holds a Bachelor of Science in Accounting from the University of Idaho. We believe Mr. Michael’s qualifications to serve on our board include his demonstrated business and financial acumen and his experience on other public company boards of directors, including audit committee service.

Mark First has served as the lead independent director of the Company since our IPO.  Mr. First is a Managing Director of Eos Management, L.P., an affiliate of Eos Capital Partners IV, L.P. and Eos Partners, L.P. (the “Eos Funds”), where he has been employed since March 1994. Mr. First was previously an investment banker with Morgan Stanley & Co. Incorporated from August 1991 until March 1994. Mr. First is a director of several privately owned companies and has been a director of Addus HomeCare, Inc. since 2009. Mr. First holds a Bachelor of Science from The Wharton School of the University of Pennsylvania and a Master of Business Administration from Harvard Business School. We believe Mr. First’s qualifications to serve as a director of our Company include his experience in business, corporate strategy and investment matters.

Susan Sholtis has served as Global Marketing Head in the Health Division at Reckitt Benckiser since 2017. From 2016 to 2017, Ms. Sholtis served as Head of North America Commercial Operations at Merial and was responsible for transitioning North America operations to Merial’s new owner, Boehringer Ingelheim. Prior to that, from 2006 to 2016, Ms. Sholtis served in a number of positions at Mead Johnson Nutrition, most recently as Head of Global Marketing. Ms. Sholtis earned a Bachelor’s degree from Butler University and a Masters of Business Administration from Emory University. We believe Ms. Sholtis’ qualifications to serve as a director of our Company include her experience in animal health, retail and branding.

Larry Bird served as Senior Audit Partner at Deloitte & Touche LLP until his retirement on June 3, 2017. As a Deloitte Audit Partner since 1989, Mr. Bird was actively engaged as the Lead Audit Partner responsible for planning and supervising audits for larger private companies and PCAOB Integrated Audits for publicly held companies spanning a variety of industries. Mr. Bird earned a Bachelor of Business Administration from the Idaho State University College of Business. We believe that Mr. Bird’s qualifications to serve as a director of our Company include his extensive financial acumen and detailed experience as Lead Audit Partner in a variety of industries.

CORPORATE GOVERNANCE

Structure of the Board of Directors

Our business and affairs are managed under the direction of our Board. Our Board currently consists of eight members and is divided into three classes with staggered three-year terms. The term of our Class I directors, James Clarke, Ronald Kennedy, and Will Santana, will expire at this Annual Meeting. The term of our Class II directors, Mark First and Larry Bird, will expire at our 2019 meeting of stockholders. The term of our Class III directors, McCord Christensen, Gary Michael and Susan Sholtis, will expire at our 2020 meeting of stockholders.

Any additional directorships resulting from an increase in the authorized number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of our Board may have the effect of delaying or preventing changes in our control or management.

Our Certificate of Incorporation provides that our directors may be removed only for cause by the affirmative vote of the holders of at least 66‑2/3 percent of the voting power of all of our then-outstanding shares of capital stock entitled to vote generally at an election of directors. Pursuant to our Bylaws, our directors are elected by a plurality of the voting power of the shares present in person or represented by proxy and entitled to vote on the election of directors. Our directors hold office until their successors have been elected and qualified or until their earlier resignation or removal.

Director Independence

NASDAQ listing standards require that a majority of the members of our Board qualify as “independent” as defined by those standards. In March 2018, our Board, following consultation with our Nominating and Corporate Governance Committee, undertook a review of the independence of the directors and nominees for director and considered whether any director or nominee has a material relationship with us that could compromise his or her ability to exercise judgment in carrying out his or her responsibilities. As a result of this review, our Board determined that six of our eight current directors, Messrs. Michael, First, Clarke, Kennedy and Bird, and Ms. Sholtis are “independent directors” as defined under the applicable requirements of NASDAQ listing standards and SEC rules and regulations. In making that determination, our Board considered whether each director and nominee has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Nomination of Directors

The Board is responsible for approving candidates for Board membership and has delegated the process of screening and recruiting potential director nominees to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee views diversity broadly to include diversity of experience, skills, and viewpoints as well as traditional diversity concepts such as race and gender. When the Nominating and Corporate Governance Committee reviews a candidate for Board membership, it looks specifically at the candidate’s background and qualifications in light of the needs of the Board and the Company at that time, given the then-current composition of the Board. The Nominating and Corporate Governance Committee seeks nominees with the background, knowledge and experience to assist the Board in furthering the interests of the Company and its stockholders, including such factors as industry knowledge and experience, public company experience, government entity or regulatory experience, financial expertise, diversity, current employment and other board memberships. We consider the members of our Board to have a diverse set of business and personal experiences, backgrounds and expertise.

Meetings of the Board of Directors

The Board met four times during 2017 following the IPO. Each of the members of the Board that served during 2017 participated in over 75% of the meetings of the Board and committees on which each Board member respectively served. Members of the Board are expected to attend each Board meeting. The                            non-management directors of the Company meet at least quarterly in executive sessions of the Board without management present. The Lead Independent Director presides over non-management sessions.

Committees of the Board of Directors

Our Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The Board determines the membership of each of these committees from time to time, and only outside, independent directors serve on these committees, with the exception of Mr. Christensen serving on the Nominating and Corporate Governance Committee. The current members of each of the committees are identified in the table below:

Director	Compensation Committee	Audit Committee	Nominating and Corporate Governance Committee
McCord Christensen			*
Gary Michael†	*	**
Mark First††	**		*
James Clarke†	*		**
Ronald Kennedy†	*	*
Susan Sholtis†	*
Larry Bird†		*
Will Santana

*      Member

**    Chairman

†           Independent Director

††         Lead Independent Director

Audit Committee

Our Audit Committee is composed of Messrs. Michael, Kennedy and Bird, with Mr. Michael serving as chairman. Our Board has determined that each of Messrs. Michael, Kennedy and Bird meets the independence requirements of Rule 10A‑3 of the Exchange Act and NASDAQ listing standards. Our Board has also determined that each of Messrs. Michael, Kennedy and Bird qualifies as an “audit committee financial expert” within the meaning of SEC regulations.

The primary purpose of the Audit Committee is to discharge the responsibilities of our Board with respect to our accounting, financial and other reporting and internal control practices and to oversee our independent registered public accounting firm. Specific responsibilities of our Audit Committee include:

•	evaluating the performance of our independent registered public accounting firm and determining whether to retain or terminate its services;

•	determining and pre-approving the engagement of our independent registered public accounting firm to perform audit services and any permissible non-audit services;
•

reviewing and discussing with management and our independent registered public accounting firm the results of the annual audit and the independent registered public accounting firm’s assessment of our annual and quarterly financial statements and reports;

•	reviewing with management and our independent registered public accounting firm significant issues that arise, if any, regarding accounting principles and financial statement presentation;
•	conferring with management and our independent registered public accounting firm regarding the scope, adequacy and effectiveness of our internal control over financial reporting;
•

establishing procedures for the receipt, retention and treatment of any complaints we receive regarding accounting, internal accounting controls or auditing matters, and reviewing any such complaints received by the Company;

•	reviewing and approving related party transactions;
•	working closely with the Company’s Director of Internal Audit on risk assessment and mitigation initiatives; and
•	overseeing compliance with the requirements of the SEC.

The Audit Committee met two times in 2017 following the IPO.

Compensation Committee

Our Compensation Committee is composed of Messrs. First, Clarke, Kennedy and Michael, and Ms. Sholtis, with Mr. First serving as chairman. Our Board has determined that each of Messrs. First, Clarke, Kennedy and Michael, and Ms. Sholtis is “independent” within the meaning of applicable NASDAQ listing standards, is a “non- employee director” as defined in Rule 16b‑3 under the Exchange Act and is an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986. The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board to oversee our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of our Compensation Committee include:

•	determining the compensation and other terms of employment of our Chief Executive Officer, and reviewing and approving corporate performance goals and objectives relevant to such compensation;
•

in consultation with the Chief Executive Officer, determining the compensation and other terms of employment of our other executive officers and reviewing and approving corporate performance goals and objectives relevant to such compensation;

•	administering our stock plans and other incentive compensation plans;

•

reviewing and approving the terms of any employment agreements, severance arrangements, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management, as appropriate; and

•	reviewing and recommending to our Board the compensation of our directors.

The Compensation Committee also has the authority, in its sole discretion, to select and retain any compensation consultant to be used by the Company to assist with the execution of the Compensation Committee’s duties and responsibilities, or to engage independent counsel or other advisors as it deems necessary or appropriate to carry out its duties. The Compensation Committee did not engage a compensation consultant in the last fiscal year.

Our  Compensation Committee met three times in 2017  following the IPO.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is composed of Messrs. First, Christensen and Clarke, with Mr. Clarke serving as chairman. The responsibilities of the Nominating and Corporate Governance Committee include:

•	identifying individuals qualified to become members of our Board, consistent with criteria approved by the Nominating and Corporate Governance Committee;
•	overseeing the organization of our Board to discharge the Board’s duties and responsibilities properly and efficiently; and
•	identifying best practices and recommending corporate governance principles.

Our Nominating and Corporate Governance Committee met for the first time following the IPO in February 2018. It did not meet in 2017.

Other Committees

Our Board may establish other committees as it deems necessary or appropriate from time to time.

Committee Charters

Each of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee operates under written charters adopted by the Board. These charters are posted on the “Investor Relations” page of our website, http://ir.petiq.com. The contents of our website are not intended to be incorporated by reference into this Proxy Statement or in any other report or document we file with the SEC, and any references to our websites are intended to be inactive textual references only.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee has, at any time, been one of our executive officers or employees.

None of our executive officers currently serves, or has served during the last completed year, as a member of the Board or Compensation Committee (or other committee serving an equivalent function) of another entity that had one or more of its executive officers serving as a member of our Board.

Board of Directors’ Leadership Structure and Risk Oversight

Risk Oversight

Our Board oversees the risk management activities designed and implemented by our management. The Board executes its oversight responsibility for risk management both directly and through its committees. The full Board also considers specific risk topics, including risks associated with our strategic plan, business operations and capital structure. In addition, the Board receives detailed regular reports from members of our senior management and other personnel that include assessments and potential mitigation of the risks and exposures involved with their respective areas of responsibility.

Our Board delegates to the Audit Committee oversight of our risk management process. The Audit Committee performs a central oversight role with respect to financial and compliance risks, and reports on its findings at each regularly scheduled meeting of the Board after meeting with our Director of Internal Audit and our independent auditor, KPMG. Our other Board committees will also consider and address risk as they perform their respective committee responsibilities. All committees will report to the full Board as appropriate, including if and when a matter rises to the level of a material or enterprise level risk.

Leadership Structure

Although the Board does not have a formal policy on whether the roles of Chairman and Chief Executive Officer should be combined or separated, the Chairman of our Board is currently our Chief Executive Officer, McCord Christensen. The Board believes that Mr. Christensen is best situated to serve as Chairman because he founded the Company, is the director most familiar with our business and is best suited to lead the discussion and execution of our strategy. Because Mr. Christensen is our Chairman and Chief Executive Officer, our Board has appointed Mr. First to serve as lead independent director to preside over periodic meetings of our independent directors, serve as the liaison between our Chairman and the independent directors and perform additional duties as our Board may otherwise determine or delegate from time to time. While serving as Lead Independent Director, Mr. First has followed governance practices established by the Board that support effective communication and effective Board performance. The Lead Independent Director role fosters a Board culture of open discussion and deliberation, with thoughtful evaluation of risks and opportunities to support sound decision-making.

Determination That Current Board Leadership Structure is Appropriate

The Board has determined that the current Board leadership structure is appropriate for PetIQ for the following reasons:

•	The current structure is working well and the Lead Independent Director is highly effective in his role;
•

There are effectiveness and efficiency advantages of having a Chairman of the Board with the Chief Executive Officer’s significant knowledge of the Company’s history, customers and market opportunities, and extensive retail industry strategy experience;

•	The Board has open discussions and thoughtful deliberations, especially in the evaluation of risk and in support of sound decision-making;
•	The current size, focus, and organizational structure of the Company allows the Chairman of the Board and Chief Executive Officer roles to be effectively combined; and
•	The independent directors meet regularly in private sessions to discuss issues regarding the Company.

Code of Ethics

We are committed to high standards of business integrity and corporate governance. All of our directors, executives and employees must act ethically and in accordance with our Code of Ethics. All of the Company’s corporate governance materials, including the committee charters and the Code of Ethics, are published on the Company’s website at www.ir.petiq.com in the investor relations information section and are also available upon request from the Corporate Secretary. The Board regularly reviews corporate governance developments and modifies the Company’s corporate governance materials from time to time. We will post any modifications of our corporate governance materials, including our Code of Ethics, on our website. The contents of our website are not intended to be incorporated by reference into this Proxy Statement or in any other report or document we file with the SEC, and any references to our websites are intended to be inactive textual references only.

Communications with the Board of Directors

The Board provides a process for security holders to send communications to the Board. Any matter intended for the Board, or for any individual member or members of the Board, should be directed to our Corporate Secretary at 923 S. Bridgeway Place, Eagle, Idaho 83616, with a request to forward the communication to the intended recipient or recipients. Our General Counsel or Corporate Secretary monitors these communications and will provide a summary of all received messages to the Board at each regularly scheduled meeting of the Board. Where the nature of a communication warrants, our Corporate Secretary may determine, in his or her judgment, to obtain the more immediate attention of the appropriate committee of the Board or non-management director, of independent advisors or of Company management. Our Corporate Secretary reserves the right not to forward to Board members any abusive, threatening or otherwise inappropriate materials, or to decide in the exercise of his or her judgment whether a response to any stockholder communication is necessary.

Director Nomination by Shareholders Procedures

The Nominating and Corporate Governance Committee has the responsibility for reviewing and recommending to the Board candidates for director positions. The Nominating and Corporate Governance Committee will consider nominations made by stockholders. There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or whether the recommendation comes from another source. To have a candidate considered by the Nominating and Corporate Governance Committee, a stockholder must submit such stockholder’s recommendation in writing in accordance with the procedures described in the section of this Proxy Statement entitled “STOCKHOLDER PROPOSALS FOR 2019 ANNUAL MEETING OF STOCKHOLDERS” and must include the information specified in our Bylaws, including information concerning the nominee and information about the nominating stockholder’s ownership of and agreements related to our stock.

The Nominating and Corporate Governance Committee, in evaluating Board candidates, considers the matters identified in the section of this Proxy Statement entitled “CORPORATE GOVERNANCE – Nomination of Directors.”

DIRECTOR COMPENSATION

Standard Director Compensation Arrangements

Each non-employee director is entitled to receive an annual cash retainer of $30,000 in consideration for his or her service on the Board and a per-meeting cash fee ranging from $500 to $1,000. In addition, each non-employee director serving as the chairman of a committee of the Board will receive a cash fee, as applicable, of $5,000 (for the chairs of the Compensation and Nominating and Corporate Governance Committees) or $10,000 (for the chair of the Audit Committee).

Starting in 2018, each non-employee director is entitled to receive an annual equity award relating to our Class A  Common Stock with a grant date fair value of $20,000, subject to vesting after one year of continued service as a director. In addition, upon becoming a member of the Board, each new non-employee director will receive a one-time, initial equity award relating to our Class A  Common Stock with a grant date fair value of $50,000, subject to annual vesting over three years of continued service as a director.

2017 Director Compensation

The following table presents information regarding the compensation earned or paid during 2017 to our non-employee directors who served on the Board during the year. Employee directors do not receive compensation for their service as members of the Board.

	Fees Earned or		All Other
	Paid in Cash	Option Awards	Compensation	Total
Name	($)	($)[1]	($)	($)
Mark First[2]	19,750	—	—	19,750
Gary Michael	42,250	121,600	—	163,850
James Clarke	19,750	—	—	19,750
Ronald Kennedy	17,250	—	—	17,250

[1]

This amount represents the grant date fair value of the stock option award granted to Mr. Michael in connection with the Company’s  initial public offering in 2017, which vests in full on July 20, 2018, provided that Mr. Michael continues to serve as a director through such date. The grant date fair value of the award is calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of the stock option awards, please see Note 8 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10‑K for the fiscal year ended December 31, 2017. As of December 31, 2017, Mr. Michael held 20,000 unvested stock options; no other non-employee director held any unvested awards.

[2]	The cash fees owed to Mr. First were paid to an affiliate of the Eos Funds.

EXECUTIVE COMPENSATION

The following provides compensation information pursuant to the scaled disclosure rules applicable to emerging growth companies under SEC rules and the JOBS Act.

Summary Compensation Table

The following Summary Compensation Table discloses the compensation information for fiscal year 2017 for our principal executive officer (“PEO”) and the two most highly compensated executive officers other than the PEO who was serving as executive officers at the end of the last completed fiscal year3 (collectively, the “named executive officers”). Certain updated compensation following the end of fiscal year 2017 and other information is provided in the narrative sections following the Summary Compensation Table.

Name and Principal		Salary	Bonus	Option		Total
Position	Year	($)	($)[1]	Awards ($)[2]		($)
McCord Christensen	2017	294,580	378,000	1,248,862		1,921,442
Chief Executive Officer	2016	284,333	135,000	—		419,333

John Newland	2017	289,430	1,326,000	872,808		2,488,238
Chief Financial Officer	2016	279,542	135,000	—		414,542

Scott Adcock[3]	2017	250,479	200,000	1,248,862	[4]	1,699,341
Former President	2016	284,333	135,000	—		419,333

1         The amounts reported in the “Bonus” column represent discretionary bonuses paid to the executives in 2018 and 2017 with respect to services provided in 2017 and 2016.

2         These amounts represent the grant date fair value of the stock option awards granted to the named executive officers in connection with the Company’s initial public offering in 2017, calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of the stock option awards, please see Note 8 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10‑K for the fiscal year ended December 31, 2017.

3         Mr. Adcock resigned for health reasons on October 31, 2017. Apart from Messrs. Christensen and Newland, the Company had no other executive officers as of December 31, 2017.

4In connection with Mr. Adcock’s resignation, all of the stock options issued to Mr. Adcock were forfeited.

Base Salaries

Base salaries established for the Company’s executive officers are intended to reflect each individual’s responsibilities, experience, historical performance and other discretionary factors deemed relevant by the Company and have generally been set at levels deemed necessary to attract and retain individuals with superior talent. Base salaries are also designed to provide executive officers with steady cash flow during the course of the fiscal year that is not contingent on short-term variations in the Company’s operating performance.

Our named executive officers were entitled to the following annual base salaries:

	2017 Base Salary ($)	2018 Base Salary ($)
Name	(Effective January 1, 2017)	(Effective January 1, 2018)
McCord Christensen	294,500	500,000
John Newland	294,500	375,000
Scott Adcock	294,500	N/A

Base salaries were increased in 2018 to reflect individual performance and to recognize the contributions of our named executive officers within their respective roles. As noted above, Mr. Adcock resigned from employment with the Company on October 31, 2017.

Employee Benefit and Retirement Programs

We did not maintain any annual cash incentive programs, qualified defined benefit plans, qualified defined contribution plans or nonqualified deferred compensation plans for our named executive officers or other employees in 2016.

Executive Employment and Other Arrangements

A summary of our current at-will employment agreements with our named executive officers and other arrangements with our named executive officers providing for potential employment termination-based compensation is set forth below.

McCord Christensen. Effective May 31, 2012, Mr. Christensen entered into an employment agreement with the Company to serve as Chief Executive Officer for a term of three years, plus automatic one-year renewals thereafter unless any party provides notice of intent not to renew the agreement. The agreement provided for an initial base salary of $240,000 per year. In addition, Mr. Christensen is entitled to receive annual cash bonuses in the discretion of the Board.

In the event that Mr. Christensen’s employment is terminated by the Company without “Cause” (as defined in the applicable employment agreement), he would be entitled to continued payment of his then-current annual base salary for a period of 12 months.  Mr. Christensen may resign his employment for any reason upon giving the Company no less than 30 days’ notice.

Mr. Christensen is subject to certain restrictive covenants, including provisions regarding non-competition and non-solicitation of employees, independent contractors, clients, customers or suppliers, while employed by the Company and for a period following the termination of employment of either one year (in the event of a termination of employment by the Company for any reason other than Cause) or 18 months (in the event of a termination by the Company for Cause or by Mr. Christensen for any reason). The Company may extend the covenant period up to one additional year; provided that it pays Mr. Christensen his annual base salary (at the rate in effect at the time of his termination) during such extended period.

John Newland.  Mr. Newland is party to an offer letter dated March 6, 2014 pursuant to which he serves as the Company’s Chief Financial Officer. Mr. Newland’s offer letter provided for an initial base salary of $215,000 per year and eligibility to receive an annual cash bonus equal to fifty percent (50%) of his base salary. Mr. Newland’s employment is at-will; however, if his employment is terminated without cause, he is entitled to continued payment of his then-current annual base salary for a period of three months. During the term of his employment, Mr. Newland is prohibited from engaging in any other employment or business activity directly related to the business of the Company.

Outstanding Equity Awards at 2017 Fiscal Year-End

Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised
	Options	Options	Option
	(#)	(#)	Exercise Price	Option
Name	Exercisable	Unexercisable[1]	($)	Expiration Date
McCord Christensen	—	205,405	16.00	07/20/2027
John Newland	—	143,554	16.00	07/20/2027
Scott Adcock[2]	—	—	—	—

1        The options awarded under the Omnibus Plan will vest and become exercisable in approximately equal installments on each of the first four anniversaries of July 20, 2017, subject to continued service with the Company through each such vesting date.

2        Mr. Adcock resigned from employment on October 31, 2017 and thus forfeited all outstanding options at that time.

IPO Option Grants

In connection with our initial public offering in July 2017, we granted nonqualified stock options for 804,049 shares of our Class A  Common Stock in the aggregate under the Omnibus Plan, described below, at an exercise price of $16.00 per share. As part of these awards, Mr. Christensen received an option to purchase 205,045 shares of Class A  Common Stock,  Mr. Newland received an option to purchase 143,554 shares of Class A  Common Stock, and Mr. Adcock received an option to purchase 205,045 shares of Class A  Common Stock.

PetIQ, Inc. Omnibus Incentive Plan

We established the PetIQ, Inc. Omnibus Incentive Plan (the “Omnibus Plan”) in connection with our initial public offering in 2017, pursuant to which cash and equity-based incentives (including through an annual incentive program) may be granted to participating employees, directors and consultants. The principal purposes of the Omnibus Plan are to encourage profitability and growth through short-term and long-term incentives that are consistent with our objectives; to give participants an incentive for excellence in individual performance; to promote teamwork among participants; and to give us a significant advantage in attracting and retaining key employees, directors and consultants. Our Omnibus Plan provides for the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, nonqualified stock options, stock appreciation rights, restricted shares, restricted stock units, performance-based awards (including performance-based restricted shares and performance units), and other stock or cash-based awards. When considering new grants of share-based or option-based awards, the Company intends to take into account previous grants of such awards.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information, as of December 31, 2017, concerning shares of our Common Stock authorized for issuance under all of our equity compensation plans.

Number of Securities
Remaining Available
for Future Issuance
	Number of Securities		under Equity
	to be Issued Upon	Weighted Average	Compensation Plans
	Exercise of	Exercise Price of	(Excluding Securities
	Outstanding Options,	Outstanding Options,	Reflected in Column
	Warrants and Rights	Warrants and Rights	(a))
	(a) (#)	(b) ($)	(c) (#)
Equity compensation plans approved by stockholders	598,644	$16.00	1,315,403
Equity compensation plans not approved by stockholders	—	—	—
Total	598,644	$16.00	1,315,403

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our Common Stock as of April 4, 2018 by:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our Common Stock, on an as-converted basis;
•	each of our named executive officers;
•	each of our directors and director nominees; and
•	all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable within 60 days of April 4, 2018. These shares are deemed to be outstanding and beneficially owned by the person holding the applicable options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. The percentage of shares beneficially owned shown in the table below is based upon [            ] shares of Common Stock outstanding as of April 4, 2018.

Except as otherwise noted below, the address for persons listed in the table is c/o PetIQ, Inc.,  923 S. Bridgeway Place, Eagle, Idaho 83616.

	Shares of Class A		Shares of Class B
	Common Stock		Common Stock
	Beneficially Owned		Beneficially Owned		Combined
	Number	Percentage	Number	Percentage	Voting Power
5% Stockholders
Eos Funds(1)	[ ]	[ ]	[ ]	[ ]	[ ]
Clarke Capital Entities(2)	[ ]	[ ]	[ ]	[ ]	[ ]
Porchlight Entities(3)	[ ]	[ ]	[ ]	[ ]	[ ]
Executive Officers and Directors
McCord Christensen(4) (5)	[ ]	[ ]	[ ]	[ ]	[ ]
John Newland	[ ]	[ ]	[ ]	[ ]	[ ]
Scott Adcock(5) (6)	[ ]	[ ]	[ ]	[ ]	[ ]
Mark First(1)	[ ]	[ ]	[ ]	[ ]	[ ]
Gary Michael	[ ]	[ ]	[ ]	[ ]	[ ]
James Clarke(2) (7)	[ ]	[ ]	[ ]	[ ]	[ ]
Ronald Kennedy	[ ]	[ ]	[ ]	[ ]	[ ]

(1)      Includes [    ] shares of Class A  Common Stock held by Eos Capital Partners IV, L.P. and [    ] shares of Class A  Common Stock held by Eos Partners, L.P., which are affiliates (collectively, the “Eos Funds”). As Managing Director of Eos Management, Mr. First has voting and investment control over and may be considered the beneficial owner of Common Stock owned by the Eos Funds. Mr. First disclaims any beneficial ownership of the Common Stock owned by the Eos Funds. The principal business address for the Eos Funds is 320 Park Avenue, 9th Floor, New York, NY 10022.

(2)      Includes [    ] shares of Class B  Common Stock held by Labore et Honore LLC TS F Series, [    ] shares of Class B  Common Stock held by Labore et Honore LLC TS E Series, $[    ] shares of Class B  Common Stock held by Labore et Honore LLC TS C Series and [    ] shares of Class B  Common Stock held by Labore et Honore LLC (collectively, the “Clarke Capital Entities”). Mr. Clarke is the Manager of the Clarke Capital Entities.

(3)      Includes [    ] shares of Class B  Common Stock held by Highland Consumer Fund I Limited Partnership (“Fund I”), [    ] shares of Class A  Common Stock held by Highland Consumer Fund I-B Limited Partnership (“Consumer Fund”) and [    ] shares of Class B  Common Stock held by Highland Consumer Entrepreneurs Fund I Limited Partnership (“Entrepreneurs Fund” and together with Fund I and Consumer Fund, the “Porchlight Entities”). Highland Consumer GP Limited Partnership is the general partner of each of the Porchlight Entities. Highland Consumer GP GP LLC (“HC GP GP”) is the general partner of Highland Consumer GP Limited Partnership.

(4)      Includes [    ] shares of Class B  Common Stock held by Christensen Ventures, LLC. Does not include [    ] shares of Class B  Common Stock representing Mr. Christensen’s proportionate ownership interest in Christensen Series F LLC, an entity that Mr. Christensen is not the manager of and over which he does not have voting or investment control.

(5)      In the event the option to purchase additional shares of Class A  Common Stock is exercised, the Company will purchase 66,667 shares of Class B  Common Stock from each of Christensen Ventures, LLC and Adcock Ventures, LLC at a price per share equal to the initial public offering price per share of Class A  Common Stock, thereby reducing the value of Class B  Common Stock held by such holders.

(6)      Includes [    ] shares of Class B  Common Stock held by Adcock Ventures, LLC.

(7)      Includes [    ] shares of Class B  Common Stock held by the JNC 101 Trust, [    ] shares of Class B  Common Stock held by the James N. Clarke Irrevocable Trust, dated December 27, 2012 and [     ] shares of Class B  Common Stock held by the Andrea M. Clarke Irrevocable Trust, dated December 27, 2012.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than ten percent stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of the reports furnished to the Company and written representations from reporting persons that all reportable transaction were reported, the Company believes that during the fiscal year ended December 31, 2017 the Company’s officers, directors and greater than ten percent owners timely filed all reports they were required to file under Section 16(a).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Party Transactions

In connection with the closing of our IPO, our Board adopted a written related party transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. The policy covers any transactions, arrangements or relationships, or any series of similar transactions, arrangements or relationships, in which we are to be a participant and our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Common Stock and any members of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, as determined by the Audit Committee. Related party transactions include, without limitation, purchases of goods or services by or from the related person or entities in which the related party has a material interest, and indebtedness, guarantees of indebtedness or employment by us of a related party.

All related party transactions must be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances as well as the extent of the related party’s interest in the transaction.

All related party transactions described in this section occurred prior to adoption of this policy and as such, these transactions were not subject to the approval and review procedures set forth in the policy.

Our Initial Public Offering and Reorganization Transactions

On July 26, 2017, we closed an IPO of 7,187,500 shares of our Class A Common Stock at a public offering price of $16.00 per share, which includes 937,500 shares issued pursuant to the underwriters’ over-allotment option. We received gross proceeds of approximately $115 million, part of which we used to purchase newly issued LLC interests from PetIQ Holdings, LLC (“HoldCo” and such LLC interests, the “LLC Interests”) at a price per interest equal to the initial public offering price of our Class A Common Stock of $16.00.

PetIQ is a holding company with no direct operations and our principal asset is the equity interest in HoldCo. In connection with the IPO, we completed a series of recapitalization transactions (collectively the “Reorganization Transactions”) including the following:

•

We entered into the 6th Amended and Restated LLC agreement for HoldCo (the “HoldCo LLC Agreement”), to, among other things, modify the capital structure of HoldCo to (i) create a new single class LLC Interests, (ii) exchange all of the then existing LLC Interests of the holders of HoldCo’s LLC interests (“Continuing LLC Owners”) for LLC Interests and (iii) appoint PetIQ as the sole managing member of HoldCo.

•

The PetIQ Certificate of Incorporation was amended and restated to, among other things, (i) provide for Class A Common Stock and Class B Common Stock and (ii) issue shares of Class B Common Stock to the Continuing LLC Owners on a one-to-one basis with the number of LLC Interests they own.

•

Pursuant to a contribution agreement, each of ECP IV TS Investor Co., Eos TS Investor Co., and HCP-TS Blocker Corp (collectively, the “Sponsor Corps”) were contributed by their owners to PetIQ in exchange for 5,615,981 shares of Class A Common Stock and $30.5 million aggregate principal amount of preference notes payable by us. The contribution resulted in PetIQ acquiring 1,907,858 LLC Interests for the preference notes and 5,615,981 LLC Interests for the shares of Class A Common Stock. PetIQ also acquired the tax attributes of the Sponsor Corps, which were recorded generally as deferred tax assets at the time of the IPO. Following the contribution, each of the Sponsor Corps became a wholly owned subsidiary of PetIQ.

•	We exchanged 419,102 shares of Class A Common Stock on a one-for-one basis for 419,102 LLC Interests held by certain employee owners.
•	We purchased 1,589,643 LLC Interests from Continuing LLC Owners in exchange for $25.4 million in preference notes.
•	We purchased 133,334 LLC Interests in exchange for $2.1 million.

Management Consulting Agreements

In 2012, PetIQ, LLC entered into management consulting services agreements with certain members of HoldCo. The services were related to financial transactions and other senior management matters related to business administration. Those agreements provided for the Company to pay base annual management fees plus expenses, typically paid quarterly. These expenses were recorded in general and administrative expenses in the consolidated statement of operations. The Company recorded $610,000 for the year ending December 31, 2017. Upon consummation of the IPO, these agreements were terminated.

Tax Distributions

Pursuant to the HoldCo LLC Agreement, the Company has accrued tax distributions that are payable to certain HoldCo members to facilitate such members’ periodic estimated tax obligations. At December 31, 2017, the Company had accrued $597,000 for estimated tax distributions, which are included in accounts payable on the Company’s consolidated balance sheets.

Brokerage Fees

Chris Christensen, the brother of our CEO, McCord Christensen, acts as the Company’s agent at Moreton Insurance (“Moreton”), which acts as a broker for a number of the Company’s insurance policies. The Company’s annual premium expense, paid to Moreton and subsequently transferred to insurance providers, was approximately $1,100,000 in 2017. Chris Christensen was paid a commission of approximately $60,000 by Moreton for the sale of such insurance policies to the Company.

PROPOSAL TWO: AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF CLASS B  COMMON STOCK

General

The Company’s Certificate of Incorporation authorizes the issuance of 145,901,521 shares of stock, of which 12,500,000 shares are designated as preferred stock, 125,000,000 shares are designated as Class A  Common Stock and 8,401,521 shares are designated as Class B  Common Stock. On March 30, 2018, the Board unanimously adopted and approved an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Class B  Common Stock to 100,000,000 (the “Share Amendment”), subject to stockholder approval. The Board has declared the proposed Share Amendment to be advisable and in the best interests of the Company and its stockholders and has directed that the adoption and approval of the Share Amendment be submitted to the Company’s stockholders for their consideration at this Annual Meeting.

Accordingly, it is proposed that Article IV.1 of the Company’s Certificate of Incorporation be amended to state:

Authorized Stock.  The total number of shares of all classes of stock that the Corporation is authorized to issue is 237,500,000 shares of stock, consisting of (i) 12,500,000 shares of Preferred Stock, par value $0.001 per share (“Preferred Stock”), (ii) 125,000,000 shares of Class A Common Stock, par value $0.001 per share (“Class A Common Stock”), and (iii) 100,000,000 shares of Class B Common Stock, par value $0.001 per share (“Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”).

Purpose and Background of the Proposed Share Amendment

The Company is the managing member of HoldCo. We have two classes of Common Stock,  Class A  Common Stock and Class B  Common Stock.  Class B  Common Stock has no right to receive distributions or dividends, whether cash or stock, but entitles the holder to one vote per share on matters presented for a vote by Company stockholders. Each Class B  Common Stock holder holds a number of LLC Interests equal to such holder’s shares of Class B  Common Stock.

Holders of Class B  Common Stock have the right, from time to time, to exchange all or a portion of their LLC Interests, along with a corresponding number of shares of our Class B  Common Stock, for newly issued shares of Class A  Common Stock, on a one-for-one basis, subject to customary adjustments, including for stock splits, stock dividends and reclassifications. Our Board may, at its option, instead cause HoldCo to make a cash payment equal to the volume weighted average market price of one share of our Class A  Common Stock for each LLC Interest and share of Class B  Common Stock exchanged (subject to customary adjustments, including for stock splits, stock dividends and reclassifications).

As LLC Interests and corresponding Class B  Common Stock are exchanged, the Company’s relative holding of HoldCo increases. The current authorized shares of Class B  Common Stock were sufficient to match the number of LLC Interests held by members of the Holdco other than the Company as of the IPO.

The purpose of the proposed Share Amendment is to allow the Company to have a sufficient number of shares of authorized and unissued Class B  Common Stock for issuance to VIP Petcare Holdings, Inc. (“VIPH”) in satisfaction of the Company’s obligations pursuant to the VIP Acquisition, and such other corporate purposes as may, from time to time, be considered advisable by the Board. Having such shares available for issuance in the future will give the Company greater flexibility and will allow the shares to be issued from time to time as determined by the Board and, unless otherwise required by NASDAQ listing rules or other applicable rules and regulations, without the expense and delay of a special stockholders’ meeting to approve the additional authorized shares of Class B Common Stock. The corporate purposes for which the Company may issue Common Stock could include, without limitation, issuances in connection with stock splits or stock dividends, issuances in connection with future acquisitions and issuances in connection with equity financings. Excepting the VIP Acquisition, there are currently no commitments or understandings with respect to the issuance of any of the additional shares of Class B  Common Stock that would be authorized by the proposed Share Amendment.

As of [    ], 2018, there were approximately [     ] shares of Class A  Common Stock and [     ] shares of Class B  Common Stock issued and outstanding. This number does not include approximately [     ] shares of Class A  Common Stock that are subject to outstanding equity awards under our 2017 Omnibus Incentive Plan, [     ] shares of Class A  Common Stock that are reserved for future issuance under of 2017 Omnibus Incentive Plan and [     ] shares of Class A  Common Stock that are subject to outstanding equity awards under out 2018 VIP Inducement and Retention Plan for VIP employees.

Rights of Additional Authorized Shares of Class B Common Stock

Any authorized shares of Company Class B  Common Stock, if and when issued, would be part of our existing class of Class B  Common Stock and would have the same rights, privileges and obligations as the shares of Class B  Common Stock currently outstanding. The holders of Company Common Stock have no preemptive rights to subscribe for or purchase any additional shares of Company Common Stock that may be issued in the future.

Effect of Proposed Share Amendment

The sole immediate effect on the rights of existing stockholders by virtue of the proposed Share Amendment would be the immediate issuance of [      ] shares of Class B  Common Stock to VIPH, thereby increasing the number of outstanding shares of Common Stock entitled to vote on matters requiring shareholder approval. The increase in the Company’s authorized Class B  Common Stock will not have any other immediate effect on the rights of existing stockholders. However, the Company’s Board will have the authority to issue Common Stock without requiring future stockholder approval of such issuances, except as may be required by the Company’s Certificate of Incorporation, NASDAQ listing rules or other applicable rules and regulations. To the extent that the additional authorized shares are issued in the future, they could decrease the Company’s existing stockholders’ percentage equity ownership and, depending upon the price at which they are issued as compared to the price paid by existing stockholders for their shares, could be dilutive to the Company’s existing stockholders.

The increase in the authorized number of shares of Class B  Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued Class B  Common Stock could (within the limits imposed by applicable law) be issued in one or more transactions that would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of the Company’s outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The Board is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the increase in our authorized shares of Class B  Common Stock be used as a type of anti-takeover device.

Implementing the Proposed Share Amendment

If approved by the Company’s stockholders at the Annual Meeting, the proposed Share Amendment to the Company’s Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware. Although the Board intends to file the Certificate of Amendment as soon as practicable after the Annual Meeting, if, in the judgment of the Board, any circumstances exist that would make consummation of the proposed Share Amendment inadvisable, then, in accordance with Delaware law and notwithstanding approval of the proposed Share Amendment to the Certificate of Incorporation by the Company’s stockholders, the Board may abandon the proposed Share Amendment, either before or after approval and authorization by the Company’s stockholders, at any time prior to the effectiveness of the filing of the Certificate of Amendment.

Vote Required

The affirmative vote of (i) the holders of at least a majority of the outstanding shares of Common Stock (voting together as a single class), whether or not present or represented by proxy at the Annual Meeting and (ii) the holders of at least a majority of the outstanding shares of Class B Common Stock, whether or not present or represented by proxy at the Annual Meeting, is required to approve the Share Amendment.

Recommendation of the Board

The Board recommends that stockholders vote “FOR” adoption and approval of the Share Amendment.

AUDIT COMMITTEE REPORT

The Audit Committee serves as the representative of the Board with respect to its oversight of:

•	the integrity of the Company’s financial statements
•	our accounting and financial reporting processes;
•	audits of the Company’s financial statements;
•	the integrity of our consolidated financial statements;
•	systems of internal control over financial reporting;
•	compliance with legal and regulatory financial accounting requirements;
•	our systems and policies to monitor and manage business risk;
•	the independent registered public accounting firm’s appointment, qualifications, independence and compensation; and
•	the performance of our internal audit function.

The Audit Committee also reviews the performance of our independent registered public accounting firm, KPMG, including the selection and performance of the lead audit engagement partner, in the annual audit of our consolidated financial statements and in assignments unrelated to the audit, and reviews the independent registered public accounting firm’s fees. In selecting and evaluating an independent registered public accounting firm, the Audit Committee considers such factors as the quality and efficiency of the services provided by the auditor, the auditor’s capabilities and the auditor’s technical expertise and knowledge of the Company’s operations and industry. Each year, the Audit Committee will evaluate the qualifications, performance, tenure and independence of the Company’s independent auditor and determine, after also considering the impact of a change in auditor, whether to re-engage the current independent auditor. KPMG has audited our financial statements since 2014.

The Audit Committee is currently composed of three independent directors, Messrs. Michael, Kennedy and Bird, each of which qualifies as an “audit committee financial expert” under the SEC rules. Mr. Bird joined the Audit Committee after completion and filing of the Company’s Annual Report on Form 10‑K for the year ended December 31, 2017, and therefore did not participate in the review and discussions involved in preparing this report.

The Audit Committee provides our Board such information and materials as it may deem necessary to make our Board aware of financial matters requiring the attention of our Board. The Audit Committee reviews our financial disclosures and meets privately, outside the presence of our management, with our independent registered public accounting firm. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements in our 2017 Annual Report with management, including a discussion of accounting principles, the reasonableness of significant judgments made in connection with the audited consolidated financial statements, and disclosures in the consolidated financial statements. The Audit Committee reports on these meetings to our Board.

Our management has primary responsibility for preparing our consolidated financial statements and for our financial reporting processes. In addition, our management is responsible for establishing and maintaining adequate internal control over financial reporting.

The Audit Committee reports as follows:

(1)	The Audit Committee has reviewed and discussed the audited consolidated financial statements for fiscal year 2017 with our management.
(2)

The Audit Committee has discussed with KPMG, our independent registered public accounting firm for fiscal year 2017, the matters required to be discussed under the Public Company Accounting Oversight Board standards.

(3)

The Audit Committee has received the written disclosures and the letter from KPMG pursuant to Rule 3526 of the Public Company Accounting Oversight Board, and has discussed with KPMG its independence, including whether the provision of non-audit services to us is compatible with its independence.

The Audit Committee has adopted a policy that requires pre-approval of all audit, audit-related, tax services, and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee (or by one or more members of the Audit Committee pursuant to any delegated authority) of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that fiscal year, the Audit Committee (or any member or members of the Audit Committee with such delegated authority) must approve the specific service before the independent registered public accounting firm is engaged to perform such services for us.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in PetIQ’s Annual Report on Form 10‑K, for the fiscal year ended December 31, 2017, as amended, for filing with the SEC.

The foregoing report was submitted by the Audit Committee of the Board and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by us under the Securities Act or the Exchange Act..

Respectfully submitted on April [   ], 2018, by the following members of the Audit Committee of the Board:

Gary Michael (Chair)
Ronald Kennedy

PROPOSAL THREE: RATIFICATION OF THE APPOINTMENT OF THE

COMPANY’S INDEPENDENT AUDITORS

The Audit Committee has selected KPMG as the Company’s independent accountants for fiscal year 2018, and the Board is asking stockholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and supervise the independent accountants, the Board considers the selection of the independent accountants to be an important matter of stockholder concern and is submitting the selection of KPMG for ratification by stockholders as a matter of good corporate practice.

The affirmative vote of holders of a majority of the shares of Common Stock represented at the meeting and entitled to vote on the proposal is required to ratify the selection of KPMG as the Company’s independent accountant for the current fiscal year.

Fees Paid to Independent Accountants

The following table sets forth the aggregate fees billed for various professional services rendered by KPMG:

	2017	2016
Audit Fees (1)	$1,227,512	$814,882
Audit-Related Fees (2)	$385,892	$—
Tax Fees(3)	$527,306	$696,762
Other(4)	$6,441	$—
Total Fees	$2,147,151	$1,511,644

(1)

Audit fees include fees associated with the annual audit of our consolidated financial statements and internal controls over financial reporting and reviews of the Company’s quarterly reports on Form 10‑Q and other services that are normally provided by the independent accountants in connection with our regulatory filings.

(2)	Audit-related fees relate to acquisition related due diligence services
(3)	Tax fees include services related to tax compliance, tax advice tax planning and structuring.
(4)	Other fees relate to other advisory services.

All services listen in the above table were approved by the Audit Committee.

We expect representatives of KPMG to be present at the Annual Meeting. They will have the opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.

STOCKHOLDER PROPOSALS FOR 2019 ANNUAL MEETING OF STOCKHOLDERS

Any stockholder who intends to present proposals at the 2019 annual meeting of stockholders pursuant to Rule 14a‑8 under the Exchange Act must send notice of any such proposal, along with proof of ownership of our stock, to our principal executive offices in care of our Corporate Secretary so that we receive it no later than [     ].  Any stockholder who intends to present proposals at the 2019 annual meeting of stockholders other than pursuant to Rule 14a‑8 must comply with the notice provisions in our Bylaws. Pursuant to our Bylaws, if the 2019 annual meeting is held more than 30 days prior to or 60 days after the one-year anniversary of the 2018 Annual Meeting, then the stockholder notice must be received by our Corporate Secretary not earlier than the close of business on the 120th day prior to the 2019 annual meeting and not later than the close of business on the later of the 90th day prior to the 2019 annual meeting or the tenth day following the day on which public announcement of the 2019 annual meeting is first made.

OTHER MATTERS

We know of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby in accordance with their best judgment.

Appendix A

CERTIFICATE OF AMENDMENT TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

PETIQ, INC.

PetIQ, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

FIRST:       This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) filed with the Secretary of State on July 20, 2017.

SECOND:  Article IV.1 of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

Authorized Stock.  The total number of shares of all classes of stock that the Corporation is authorized to issue is 237,500,000 shares of stock, consisting of (i) 12,500,000 shares of Preferred Stock, par value $0.001 per share (“Preferred Stock”), (ii) 125,000,000 shares of Class A Common Stock, par value $0.001 per share (“Class A Common Stock”), and (iii) 100,000,000 shares of Class B Common Stock, par value $0.001 per share (“Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”).

THIRD:     This amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH:  All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, this Certificate of Amendment has been signed by [       ], its    [  ] this [                    ] day of [  ], 2018.

By:

A-1

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/30/2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. PetIQ, Inc. C/O JEFFERIES LLC 101 HUDSON STREET 11TH FLOOR JERSEY CITY NJ 07302 VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/30/2018. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the AllAll The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. To elect three Class I directors, to serve until the third annual meeting next succeeding their election. Nominees 01 James N. Clarke 02 Ronald Kennedy 03 Will Santana The Board of Directors recommends you vote FOR proposals 2 and 3. 2To amend the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized Class B Common Stock from 8,401,521 to 100,000,000. 3To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For 0 0 Against 0 0 Abstain 0 0 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000372844_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report are available at www.proxyvote.com PetIQ, Inc. Annual Meeting of Shareholders May 31, 2018 9:00 AM This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) McCord Christensen and John Newland, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of PetIQ, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 09:00 AM, MST on May 31, 2018, at the PetIQ, Inc. Corporate Headquarters at 923 S. Bridgeway Place, Eagle, Idaho 83616, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side 0000372844_2 R1.0.1.17